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EFFECTIVE AUGUST 23RD, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2005

EPIMMUNE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19591	33-0245076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5820 Nancy Ridge Drive
San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 860-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

     On June 30, 2005, we entered into a fourth amendment to the share exchange agreement, dated March 15, 2005, and as amended by the first amendment thereto, dated March 15, 2005, the second amendment thereto, dated April 21, 2005 and the third amendment thereto, dated May 31, 2005, with shareholders of Immuno-Designed Molecules, S.A., a société anonyme organized under the laws of France, or IDM.

     Pursuant to the share exchange agreement, as amended, subject to the terms and conditions set forth therein, we will acquire all of the outstanding share capital of IDM, with certain exceptions related to shares and a warrant held in French retirement accounts, in exchange for shares of our common stock, and IDM will become our subsidiary.

     The fourth amendment to the share exchange agreement changes the end date from July 31, 2005 to August 26, 2005, on which either the shareholder representative, on behalf of the IDM shareholders that are parties to the share exchange agreement, or Epimmune can terminate the share exchange agreement and abandon the exchange and related transactions if the closing has not occurred.

Where You Can Find Additional Information About Our Proposed Combination with IDM

     We have filed a proxy statement concerning our proposed combination with IDM with the Securities and Exchange Commission (SEC). Investors and security holders are advised to read the proxy statement related to the proposed transaction because it contains important information related to the transaction. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by us with the SEC at the SEC’s website at http://www.sec.gov. The proxy statement and any other documents filed by us with the SEC may also be obtained free of charge from us by directing such request to our Secretary at the following address: 5820 Nancy Ridge Drive, San Diego, California 92121.

Information Concerning Participation in Epimmune’s Proxy Solicitation

     We and IDM and our respective executive officers and directors may be deemed to be participants in the solicitation of proxies from our shareholders with respect to the proposed transaction between us and IDM. Information regarding our executive officers and directors is included in our Annual Report on Form 10-K/A for the year ended December 31, 2004. This document is available free of charge at the SEC’s website at http://www.sec.gov and from us at http://www.epimmune.com. Investors and security holders may obtain additional information about the interests of the respective executive officers and directors of us and IDM in the proposed transaction between us and IDM by reviewing the Proxy Statement related to the transaction filed with the SEC.

Forward-Looking Statements

     The foregoing statements regarding the proposed transaction between us and IDM include forward looking statements, which are subject to risks and uncertainties, including but not limited to the possibility that the proposed transaction with IDM may not ultimately close for any of a number of reasons, such as our not obtaining shareholder approval of the transaction or related matters; the possibility that IDM shareholders who have not become parties to the definitive agreement make an alternative bid regarding a transaction involving IDM to the IDM shareholders pursuant to rights under the shareholders agreement among the IDM shareholders and, if so, that the IDM shareholders accept that bid instead of the transaction with us; and the possibility that Nasdaq will not approve the listing of the combined company’s shares for trading on The Nasdaq National Market; and that, in the event the transaction is completed, the combination of us and IDM may not result in a stronger company, that the technologies and clinical programs of the two companies may not be compatible and that the parties may be unable to successfully execute their integration strategies or realize the expected benefits of the transaction.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

     99.1 Amendment No. 4 to the Share Exchange Agreement, dated June 30, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIMMUNE INC.

Date: July 7, 2005	By:	/s/ ROBERT J. DE VAERE

Robert J. De Vaere
Vice President, Finance and Administration,
Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Amendment No. 4 to the Share Exchange Agreement, dated June 30, 2005.